Exhibit 5.2

MCDAVID, NOBLIN & WEST PLLC

ATTORNEYS AT LAW

ADMITTED TO PRACTICE IN

ALABAMA, ARKANSAS AND MISSISSIPPI

W. ERIC WEST ewest@mnwlaw.com URL: www.mnwlaw.com	248 EAST CAPITOL STREET, SUITE 840 JACKSON, MISSISSIPPI 39201 TELEPHONE: 601-948-3305 FACSIMILE: 601-354-4789	MAILING ADDRESS: P. O. BOX 24626 JACKSON, MS 39225-4626

May 9, 2014

Genesis Energy, L.P.

Genesis Energy Finance Corporation

919 Milam, Suite 2100

Houston, TX 77002

RE:	Genesis Energy, L.P.
Registration Statement Form S-3

Our File No.: GE8931-001

Gentlemen:

We have acted as special Alabama counsel to Genesis Pipeline Alabama, LLC, an Alabama limited liability company (the “Company”) in connection with the registration, pursuant to a registration statement on Form S-3, as amended (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of the proposed offer by Genesis Energy, L.P., a Delaware limited partnership (“the Partnership”) and Genesis Energy Finance Corporation, a Delaware corporation (“Genesis Finance”) relating to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), of up to $400,000,000 aggregate amount of securities (the “Securities”) consisting of (a) common units (the “Common Units”) representing limited partnership interests in the Partnership, (b) preferred securities (the “Preferred Securities”) representing limited partnership interests in the Partnership, (c) subordinated securities (the “Subordinated Securities” and, together with the Common Units and the Preferred Securities, the “LP Equity Securities”) representing limited partnership interests in the Partnership, (d) the Partnership’s options to purchase LP Equity Securities (the “Options”), (e) the Partnership’s warrants to purchase LP Equity Securities or Debt Securities (defined below) (the “Warrants”), (f) the Partnership’s rights to purchase LP Equity Securities (the “Rights”), (g) the Partnership’s senior debt securities, as to which the Partnership’s subsidiary, Genesis Finance may be co-issuer, in one or more series (the “Senior Debt Securities”), and the Partnership’s subordinated debt securities, as to which Genesis Finance may be co-issuer, in one or more series (the “Subordinated Debt Securities” and,

Genesis Energy, L.P.

Genesis Energy Finance Corporation

May 9, 2014

together with the Senior Debt Securities, the “Partnership Debt Securities”) and (h) guarantees (the “Guarantees”) of Partnership Debt Securities by the subsidiaries (the “Subsidiary Guarantors”) named in the Registration Statement (the Partnership Debt Securities, together with (if such Partnership Debt Securities have been guaranteed by Subsidiary Guarantors) the related Guarantees of such Subsidiary Guarantors, being referred to herein as the “Debt Securities”) or any combination of the foregoing, each on terms to be determined at the time of each offering. For purposes of this opinion, the term “Specified Subsidiary Guarantors” means the Subsidiary Guarantors other than (i) Genesis Pipeline Alabama, LLC, (ii) Red River Terminals, L.L.C. and (iii) TDC, L.L.C.; and the term “Other Subsidiary Guarantors” means the Subsidiary Guarantors other than the Specified Subsidiary Guarantors. This opinion is being furnished at the request of the Partnership and in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

We have examined originals or certified copies of (i) a form of the Indenture for the Senior Debt Securities filed as Exhibit 4.13 to the Registration Statement to be entered into by the Partnership, Genesis Finance, the Subsidiary Guarantors and U.S. Bank National Association, as trustee, the form and terms (including whether Genesis Finance is co-issuer thereof and any Guarantees) of any series of Partnership Debt Securities issued under such Indenture to be established by and set forth in an officers’ certificate or supplemental indenture to such Indenture, (ii) a form of the Indenture for the Subordinated Debt Securities filed as Exhibit 4.14 to the Registration Statement to be entered into by the Partnership, Genesis Finance, the Subsidiary Guarantors and U.S. Bank National Association, as trustee (together with the trustee referred to in (i), each a “Trustee”) (the indentures in (i) and (ii) are each referred to herein as an “Indenture”), the form and terms (including whether Genesis Finance is co-issuer thereof and any Guarantees) of any series of Partnership Debt Securities issued under such Indenture to be established by and set forth in an officers’ certificate or a supplemental indenture to such Indenture and (iii) the agreement of limited partnership of the Partnership as in effect on the date hereof (the “Partnership Agreement”) and such other partnership, corporate or limited liability company records of the Company as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all copies submitted to us as conformed and certified or reproduced copies. We have also assumed the existence and entity power of each party to the Indenture. As to various questions of fact relevant to this letter, we have relied, without independent investigation, upon certificates of public officials and certificates of officers of the general partner of the Partnership, Genesis Finance and the Specified Subsidiary Guarantors, all of which we assume to be true, correct and complete.

Based upon the foregoing, we are of the opinion with respect to the Company, “Genesis Pipeline Alabama, LLC”, that:

(i)	the Company is duly organized or formed, validly existing and in good standing as a limited liability company under the laws of the State of Alabama;

Genesis Energy, L.P.

Genesis Energy Finance Corporation

May 9, 2014

(ii)	the Company has the entity power to execute and deliver the Indenture as a Guarantor and perform its obligations under the Indenture (including its Guarantee pursuant thereto);

(iii)	the execution and delivery of the Indenture by the Company and the performance by the Company of its obligations under the Indenture (including its Guarantee pursuant thereto) have been duly authorized by all necessary entity action; and

(iv)	the Indenture has been duly and validly executed and delivered by the Company.

This opinion is limited to the four specific matters set out above relating to the Company and the laws of the state of Alabama. This opinion may be relied upon by Akin Gump Strauss Hauer & Feld LLP in connection with the opinion it is delivering to you as filed as an exhibit to the Registration Statement. We hereby consent to the filing of copies of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus forming a part of the Registration Statement under the caption “Legal Matters”. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act and the rules and regulations thereunder. The opinions expressed herein are rendered as of the date hereof. We do not undertake to advise you on matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including without limitations, future changes in applicable law.

Sincerely,

McDAVID, NOBLIN & WEST PLLC

/s/ W. Eric West
W. Eric West
For the Firm